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                                                             CORP 0153 PAGE 0568


STATE OF ALABAMA              ss.
                              ss.
MONTGOMERY COUNTY             ss.

                            ARTICLES OF INCORPORATION
                                       OF
                   MONTGOMERY CELLULAR TELEPHONE COMPANY, INC.

      The undersigned, acting as incorporator of a corporation under the Alabama Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:

      FIRST: The name of the corporation is Montgomery Cellular Telephone Company, Inc.

      SECOND: The period of its duration is perpetual.

      THIRD: The purpose or purposes for which the corporation is organized are:

      (A) To participate in the development, management, and operation of cellular telephone systems, and to transact any business related thereto.

      (B) To buy, sell, own, trade, and otherwise handle and deal in, either as principal or agent, and upon commission or otherwise, all kinds of personal and real property whatsoever, and to render services of all kinds and descriptions.

      (C) To transact any and all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act.

This Instrument Prepared By:

Robert S. Richard
57 Adams Avenue
Montgomery, Alabama 36104
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      FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 5,000 shares of common stock of par value of $1.00 each, being $5,000.00 authorized capital stock. All of said stock shall be common stock and none shall be preferred stock or stock of a different class.

      FIFTH: Provisions for the regulation of the internal affairs of the corporation are:

      (A) No shareholder of the corporation shall have preemptive rights to purchase any shares of any issuance of the corporation.

      (B) The corporation shall have the right to purchase, take, receive, or otherwise acquire, hold, own, pledge, and transfer or otherwise dispose of its own shares, to the extent of its unreserved and unrestricted capital surplus available therefor.

      (C) The initial Bylaws of the corporation shall be adopted by the shareholders. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors; provided, however, that the Board of Directors may not alter, amend, or repeal any bylaw establishing what constitutes a quorum at shareholders' meetings.

      (D) Directors of the corporation need not be shareholders of the corporation and need not be residents of the State of Alabama.

      (E) The Board of Directors may from time to time distribute to the shareholders out of the capital surplus of the corporation


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a portion of the corporation's assets, in cash or property, in the manner prescribed by and subject to the limitations imposed by the Alabama Business Corporation Act.

      SIXTH: The address of the initial registered office of the corporation is 1450 Ann Street, Montgomery, Alabama 36107, and the name of its initial registered agent at such address is Edward J. Forks.

      SEVENTH: The number of directors constituting the initial board of directors of the corporation is one. The name and address of the person who is to serve as director until the first annual meeting of shareholders or until his successor is elected and shall qualify are:

NAME                                       ADDRESS
----                                       -------

Edward J. Forks                            P. O. Box 20088
                                           Montgomery, Alabama 36120-0088

      EIGHTH: The name and address of the incorporator are:

NAME                                       ADDRESS
----                                       -------

Montgomery Cellular                        P. O. Box 20088
Holding Co., Inc.                          Montgomery, Alabama 36120-0088
(a Delaware Corporation)                               01  INDEX      1.00
                                                       02  REC FE    35.00
                                                          TOTAL      36.00
Dated: February 19, 1988.                        02-19-88  71361


                                           MONTGOMERY CELLULAR HOLDING
                                           CO., INC. (a Delaware corporation)


                                           By: /s/ Edward J. Forks (President)
                                               ---------------------------------
                                               Edward J. Forks
                                               As Its President

                                                         INCORPORATOR
       STATE OF ALA.
      MONTGOMERY CO.
I CERTIFY THIS INSTRUMENT
       WAS FILED ON

    FEB 19 347 PM '88

    /s/ [ILLEGIBLE]

    JUDGE OF PROBATE


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